EXHIBIT 13.2



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 6-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                          Report of Foreign Issuer
                    Pursuant to Rule 13a-16 or 15d-16 of
                    the Securities Exchange Act of 1934

For the Coupon Period ending October 19, 1998

               Westpac Securitisation Management Pty Limited
               ---------------------------------------------
              (Translation of registrant's name into English)

           Level 4, 60 Martin Place, Sydney, NSW 2000, Australia
           -----------------------------------------------------
                  (Address of principal executive offices

     Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                 Form 20-F  __X__       Form 40-F  _______

     Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                      Yes  ______           No   __X__

     If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-___________.





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

                                      NOTEHOLDERS REPORT - SERIES 1998-1G WST TRUST



    Date of Report - Determination Date                         13-Oct-98

    Housing Loan Collection Period                              10-Jul-98                    to                        09-Oct-98
                                                               (inclusive)                                            (inclusive)

    Days in Collection Period                                       92

    Coupon Period                                               20-Jun-98                    to                        19-Oct-98
                                                               (inclusive)                                            (inclusive)

    Days in Coupon Period                                           91

    3-month BBSW at beginning of coupon period                   5.1200%                3-month USD-                   5.68750%
                                                                                           LIBOR
    Foreign Exchange Rate                                     0.62354525564

    Available Income                                              36,585,397.06
    Total Available Funds                                         36,585,397.06
    Accrued Interest Adjustment                                            0.00
    Redraws Made This Period                                      12,984,486.75
    Redraw Shortfall                                                       0.00
    Redraw Facility Draw                                                   0.00
    RFS Issued This Period                                                 0.00
    Trust Expenses                                                 1,543,386.36
    Total Payments                                                31,692,082.59
    Payment Shortfall                                                      0.00
    Principal Draw This Period                                             0.00
    Total Principal Draws Outstanding                              2,182,917.24
    Gross Principal Collections                                  157,553,648.56
    Principal Collections                                        144,569,161.81
    Excess Available Income                                        4,893,314.47
    Excess Collections Distribution                                        0.00
    Liquidity Shortfall                                                    0.00
    Liquidity Net Draw / (Repayment) this period                           0.00
    Remaining Liquidity Shortfall                                          0.00
    Liquidation Loss                                                       0.00
    Principal Charge Offs                                                  0.00
    Prepayment Benefit Shortfall                                           0.00
    Average Daily Balance for Qtr                              2,091,298,374.01
    Subordinated Percentage                                             2.3532%
    Initial Subordinated Percentage                                     2.3000%
    Quarterly Percentage                                                0.1795%

                   Reuters Information                      Principal/100,000          Coupon/100,000         Chargeoffs

                                Class A          0.00                6,567.0150               1,418.2235
                                Class B          0.00                    0.0000               1,504.6597

    Stated Amount - AUD Equivalent                              Percentage            Forex Percentage

                    Class A          1,974,919,727.85                 97.64681%                  1.00000
                  Class B               51,800,570.54                  2.35319%
                                   RFS           0.00
                                                                     100.00000%               100.00000%
                 TOTAL               2,026,720,298.39

    Stated Amount - USD                                                                 Bond Factor
                    Class A          1,231,451,826.56                                          0.8971019           0.00
                  Class B               32,300,000.00                                          1.0000000           0.00
                  RFS                            0.00                                                              0.00

                TOTAL                1,263,751,826.56                                          0.8994675           0.00


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


                                               WST 1998-1G
                                         DELINQUENCY STATISTICS

                                    Collection Period Ended:                    09-Oct-98

-----------------------------------------------------------------------------------------------------------------------
                         Number            Current Balance             Installment         % by             % by
                        of Loans            Outstanding $A             Amount $A           Number           Balance
-----------------------------------------------------------------------------------------------------------------------
    Current                18,830                   1,910,486,388          14,538,745           94.77%           92.36%
    1-29 Days                 944                     102,573,626             752,016            4.75%            5.07%
    30-59 Days                 69                       7,842,351              57,877            0.35%            0.39%
    60-89 Days                 17                       2,446,465              14,367            0.09%            0.12%
    90-119                      7                         925,281               6,890            0.04%            0.05%
    Days
    120-149                     2                         167,670               1,255            0.01%            0.01%
    Days
    150-179                     1                          95,599                 660            0.01%            0.00%
    Days
    180+ Day                                                                                     0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
    Total                  19,870                   2,024,537,381          15,371,810          100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------



                                            $A

    Scheduled Principal                     12,625,388.34
    Unscheduled Principal                  127,050,459.00
    Principal Collections                  139,675,847.34
                                           --------------


    Fixed Interest Rate Housing Loan          378,617,989
    Variable Rate Housing Loans             1,645,919,392
                                           --------------
                                            2,024,537,381
                                           --------------

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Series 1998-1G WST Trust, by the undersigned, thereunto duly authorized.


                              Westpac Securitisation Management Pty Limited,
                              as Trust Manager for the Series 1998-1G WST Trust,
                              -------------------------------------------------
                              (Registrant)



Dated: October ___, 1998         By:       /s/ Lewis E. Love
                                    -------------------------------
                                Name:       Lewis E. Love
                                Title:      Secretary







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